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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                         Horizon Medical Products, Inc.
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             (Exact name of registrant as specified in its charter)

                 Georgia                                  58-1882343
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(State of incorporation or organization)      (IRS Employer Identification No.)

             One Horizon Way
             P.O. Drawer 627
             Manchester, Georgia                            31816
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(Address of principal executive offices)                  (Zip Code)


If this Form relates to the registration of a class            If this Form relates to the registration of a
of securities pursuant to 12(b) of the Exchange                class securities pursuant to Section 12(g)
Act and is effective pursuant to General                       of the Exchange Act and is effective
Instruction A.(c), please check the                            pursuant to General Instruction A.(d),
following box. [ ]                                             please check the following box. [ ]


Securities to be registered pursuant to Section 12(b) of the Act:

                                               Name of each Exchange on
  Title of Each Class to                        Which each Class is to
     be so Registered                               be Registered
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None.                                        None.
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Securities to be registered pursuant to Section 12(g) of the Act:

                     Common Stock, par value $.001 per share
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                                (Title of Class)
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Item 1.           Description of Registrant's Securities to be Registered.

         The information required by Item 1 is set forth under the caption "Description of Capital Stock" on pages 47 to 49 of the Prospectus included in the Registrant's Registration Statement on Form S-1, as amended (File No. 333-46349), which description is incorporated herein by this reference and qualified in its entirety by reference to the Registrant's Amended and Restated Articles of Incorporation and Amended and Restated Bylaws, each of which are attached as Exhibits thereto, which set forth in full the preferences, limitations and relative rights of each class of the Registrant's capital stock.

Item 2.           Exhibits.

         1. Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.2 to the Registrant's Registration Statement on Form S-1, File No. 333-46349).

         2. Amended and Restated Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-1, File No. 333-46349).

         3. Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-1, File No. 333-46349).

         4. See Articles II, III, VII and IX of the Amended and Restated Articles of Incorporation and Articles I, VII, VIII and IX of the Amended and Restated Bylaws (incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-1, File No. 333-46349).


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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                             HORIZON MEDICAL PRODUCTS, INC.


                                             By: /s/ MARSHALL B. HUNT
                                                 -------------------------
                                                 Marshall B. Hunt
                                                  Chairman of the Board and
                                                  Chief Executive Officer

Dated:   April 14, 1998


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